Exhibit 10.1

ANWORTH MORTGAGE ASSET CORPORATION

CONTROLLED EQUITY OFFERINGSM

AMENDMENT NO. 1 TO

SALES AGREEMENT

February 8, 2011

CANTOR FITZGERALD & CO.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated May 14, 2008 (the “Sales Agreement”), between Cantor Fitzgerald & Co. (“CF&Co”) and Anworth Mortgage Asset Corporation, a Maryland real estate investment trust (the “Company”), pursuant to which the Company agreed to sell through CF&Co, acting as agent and/or principal, (a) up to 15,000,000 shares of the Company’s shares of common stock, par value $0.01 per share, and (b) (i) up to 1,250,000 shares of the Company’s 8.625% Series A Cumulative Preferred Stock and (ii) up to 2,000,000 shares of the Company’s 6.25% Series B Cumulative Convertible Preferred Stock. All capitalized terms used in this Amendment No. 1 to Sales Agreement between CF&Co and the Company (this “Amendment”) and not otherwise defined shall have the respective meanings assigned to them in the Sales Agreement. CF&Co and the Company agree as follows:

A.	Amendments to Sales Agreement. The Sales Agreement is amended as follows:

1.	In the second paragraph of Section 1 of the Sales Agreement, the reference to “a registration statement on Form S-3 (File No. 333-143173)” shall be replaced with “a registration statement on Form S-3 (File No. 333-164046)”.

2.	Section 6(u) of the Sales Agreement is hereby amended and restated as follows:

“McGladrey & Pullen, LLP and BDO Seidman, LLP whose reports on the audited financial statements of the Company are filed with the SEC as part of the Registration Statement and Prospectus, is (in the case of McGladrey & Pullen, LLP) and was, to the Company’s knowledge, during the periods covered by its reports, independent registered public accounting firms as required by the Act and the Rules and Regulations and the PCAOB.”

3.	In Section 12 of the Sales Agreement, the reference to “fax no. (212) 884-8494, Attention: Dean M. Colucci” shall be replaced with “fax no. (212) 884-8466, Attention: Daniel I. Goldberg”.

4.	The first sentence of the Placement Notice attached as Schedule 1 to the Sales Agreement shall be amended to add “as amended on February 8, 2011” immediately before “(the “Agreement”)” at the end thereof.

5.	The first sentence of the Officer Certificate attached as Exhibit 7(n) to the Sales Agreement is amended to add “as amended on February 8, 2011” immediately before “(the “Sales Agreement”)” at the end thereof.

B. Prospectus Supplement. The Company shall file a 424(b) Prospectus Supplement reflecting this Amendment within two business days of the date hereof.

C. No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

D. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

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If the foregoing correctly sets forth the understanding between the Company and CF&Co, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 1 to Sales Agreement shall constitute a binding agreement between the Company and CF&Co.

Very truly yours,

ANWORTH MORTGAGE ASSET CORPORATION

By:	/s/ Lloyd McAdams
Name:	Lloyd McAdams
Title:	Chief Executive Officer

ACCEPTED as of the date first-above written: CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby
Name:	Jeffrey Lumby
Title:	Managing Director

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